Consent of Independent Certified Public Accountants


First Investors Life Series Fund
95 Wall Street
New York, New York  10005


      We consent to the use in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 2-98409) of our report dated July 30, 1999 relating to the June 30, 1999 financial statements of First Investors Life Series Fund, which are included in said Registration Statement.




                                          /s/ Tait, Weller & Baker

                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 8, 1999